EXHIBIT 8

                         CONSENT OF EDWIN L. KERR, ESQ.

To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 16 to the Registration Statement on Form S-6 (File No. 33-23251) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.



                                           Very truly yours,


Dated April 27, 1999                       /s/ Edwin L. Kerr
                                           --------------------------
                                           Edwin L. Kerr, Counsel
                                           Phoenix Home Life
                                           Mutual Insurance Company